EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income (loss) by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale
    Residential one-to-four unit loans subject to negative amortization
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer and Chief Financial Officer (949) 509-4440

DOWNEY ANNOUNCES RECORD ANNUAL EARNINGS

          Newport Beach, California — January 18, 2006 — Downey Financial Corp. (NYSE: DSL) reported that net income for 2005 totaled a record $217.4 million or $7.80 per share on a diluted basis, double the $107.7 million or $3.85 per share reported for 2004.

          The increase in net income between years primarily reflected:

  A $65.5 million increase in net gains on sales of loans and mortgage-backed securities due to a higher volume and gain per each dollar of loan sold;
  A $49.6 million increase in loan and deposit related fees primarily reflecting higher loan prepayment fees;
  A $44.8 million or 14.1% increase in net interest income reflecting a higher level of interest-earning assets;
  A $21.3 million favorable change in loan servicing activities, as 2005 included a $1.2 million recapture of the valuation allowance for mortgage servicing rights, compared to a $16.8 million addition in 2004;
  A $16.1 million favorable change associated with securities gains/losses, as 2004 included a loss associated with a partial economic hedge against value changes in mortgage servicing rights; and
  A $4.1 million favorable change in loss on extinguishment of debt, as 2004 included the recognition of deferred issuance costs associated with the early redemption of junior subordinated debentures.

Those favorable items were partially offset by:

  A $7.2 million decline in income from real estate held for investment due primarily to lower gains from sales; and
  A $3.9 million increase in general and administrative expense;
  An increase in the effective tax rate from 39.13% to 41.31%. Both years included reductions to federal income tax expense from the settlement of prior-year tax returns. However, the 2005 reduction of $3.2 million was below the $5.6 million recorded in 2004.

          For the fourth quarter of 2005, net income totaled $41.9 million or $1.50 per share on a diluted basis, down from $46.4 million or $1.66 per share for the fourth quarter of 2004.

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          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "Downey had a very good year in 2005, registering record results in earnings and asset and deposit levels. During the year, we took advantage of the marketplace and originated and sold loans in excess of our portfolio needs at very healthy gains per dollar of loan sold, which contributed to our strong earnings and capital ratios. As 2005 ended, the volume of loan sales had declined from levels attained earlier in the year and gains per dollar of loan sold had declined to levels considered more normal."

Net Interest Income

          Net interest income totaled $87.3 million in the fourth quarter of 2005, down $2.6 million or 2.9% from a year ago. The decline reflected a lower effective interest rate spread, as average interest-earning assets increased 7.1% to $16.401 billion in the current quarter. The effective interest rate spread averaged 2.13% in the current quarter, down from 2.35% a year ago and 2.16% in the third quarter of 2005. The decline in the effective interest rate spread between fourth quarters was due to a higher level of deferred loan origination costs being written-off related to loan repayments and the lack of dividend income in the current quarter from the Federal Home Loan Bank of San Francisco, as a dividend was not publicly declared. The loan origination cost write-offs were, in part, offset by higher loan prepayment fees recognized in other income. The decline in the effective interest rate spread from the third quarter of 2005 was due to the lack of the previously mentioned Federal Home Loan Bank dividend income.

          For 2005, net interest income totaled $362.7 million, up $44.8 million or 14.1% from a year ago.

Provision for Loan Losses

          During the current quarter, provision for loan losses totaled $0.4 million, compared to a $1.6 million reversal a year ago. The allowance for loan losses was $36 million at December 31, 2005, compared to $35 million at year-end 2004. Net charge-offs totaled $0.5 million in the current quarter, compared to net recoveries of $1.7 million in the year-ago quarter.

          For 2005, provision for loan losses totaled $2.3 million and net charge-offs were $1.1 million. That compares to a $2.9 million provision for loan losses and net recoveries of $1.5 million a year ago.

Other Income

          Other income totaled $43.8 million in the current quarter, down $4.2 million from a year ago. Contributing to the decline between fourth quarters was:

  A $11.8 million decline in net gains from sales of loans and mortgage-backed securities due primarily to a lower volume of loans sold. The current quarter included a $0.8 million gain due to the SFAS 133 impact of valuing derivatives associated with the sale of loans, compared to a SFAS 133 loss of $5.0 million in the year-ago quarter. Excluding the impact of SFAS 133, a gain equal to 0.93% on secondary market sales of $1.097 billion was realized, compared to the year-ago gain of 0.87% on secondary market sales of $3.198 billion. Included in the year-ago sales was approximately $1.0 billion of seasoned adjustable rate residential one-to-four unit loans that were previously held for investment.
  A $6.4 million decline in income from real estate held for investment due primarily to lower gains from sales. The current quarter included a loss of $0.9 million, compared to gains of $4.9 million a year ago.
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  A $3.1 million decline in net gains on sales of investment securities, as the prior year quarter included gains associated with the partial economic hedge against value changes of mortgage servicing rights.

Partially offsetting those unfavorable items was:

  A $14.9 million increase in loan and deposit related fees due primarily to an increase of $14.6 million in loan prepayment fees.
  A $2.8 million favorable change in loan servicing activities, as income of $0.9 million was recorded in the current quarter, compared to a loss of $1.9 million in the year-ago quarter. The primary reason for the favorable change was that the current quarter included a $0.7 million recapture of the valuation allowance for mortgage servicing rights, compared to a $1.5 million addition in the year-ago quarter. At December 31, 2005, mortgage servicing rights, net of a $1 million valuation allowance, totaled $20 million or 0.86% of the $2.363 billion of associated loans serviced for others. That amount excludes loans sub-serviced for others on a fixed fee per loan, which declined by $6.203 billion in the quarter to $2.908 billion.

          For 2005, other income totaled $243.6 million, up $152.2 million from a year ago.

Operating Expense

          Operating expense totaled $58.3 million in the current quarter, down $0.9 million from a year ago due to a 1.1% decline in general and administrative expense, primarily in salaries and related costs as the amount of incentive compensation was lower.

          For 2005, operating expense totaled $233.6 million, up $4.0 million from a year ago.

Assets, Loan Originations and Deposits

          At December 31, 2005, assets totaled $17.094 billion, up 9.2% from year-end 2004. During the current quarter, assets increased $528 million due primarily to a $514 million increase in loans held for investment. At year end, $13.419 billion of one-to-four unit adjustable rate mortgages in loans held for investment were subject to negative amortization, of which $133 million or 0.99% represented the amount of negative amortization included in the loan balance. The amount of negative amortization increased $34 million from the September 30, 2005 level. During the current quarter, approximately 24% of our loan interest income represented negative amortization, up from 20% in the third quarter of 2005 and 7% in the year-ago fourth quarter. At origination, these loans had a weighted average loan-to-value ratio of 72%.

          Loan originations (including purchases) totaled $3.076 billion in the current quarter, down 33.0% from $4.590 billion a year ago. Loans originated for sale declined $1.454 billion to $1.068 billion, while single family loans originated for portfolio increased $53 million to $1.980 billion. Of the current quarter total originated for portfolio, $73 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.059 billion, with an average loan-to-value ratio at origination of 70% and, of the total, 97% represented "Alt. A and A-" credits. In addition to single family loans, $28 million of other loans were originated in the current quarter.

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          Deposits totaled $11.877 billion at quarter end, up 23.0% from year-end 2004. During the quarter, one new in-store branch was opened, thereby increasing the total number of branches to 173 (169 in California and four in Arizona). At year end, the average deposit size of our 80 traditional branches was $117 million, while the average deposit size of our 93 in-store branches was $27 million. Since the end of 2004, borrowings declined by $1.002 billion, as deposit growth exceeded the growth in assets.

Non-Performing Assets

          Non-performing assets increased $5 million during the quarter to $35 million or 0.21% of total assets, compared to 0.22% at year-end 2004.

Regulatory Capital Ratios

          At December 31, 2005, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.64% and a risk-based capital ratio of 14.93%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information, contact: Thomas E. Prince, Chief Operating Officer and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

(Dollars in Thousands, Except Per Share Data)	2005	2004

Assets
Cash	$190,396	$119,502
Federal funds	-	-

Cash and cash equivalents	190,396	119,502
U.S. Treasury, agency and other investment securities available for sale,
at fair value	626,313	497,009
Loans held for sale, at lower of cost or fair value	458,647	1,118,475
Mortgage-backed securities available for sale, at fair value	277	304
Loans held for investment	15,397,600	13,458,713
Allowance for loan losses	(35,915)	(34,714)

Loans held for investment, net	15,361,685	13,423,999
Investments in real estate and joint ventures	49,344	55,411
Real estate acquired in settlement of loans	908	2,555
Premises and equipment	109,574	106,238
Federal Home Loan Bank stock, at cost	179,844	243,613
Mortgage servicing rights, net	20,302	17,964
Other assets	97,059	63,738

	$17,094,349	$15,648,808

Liabilities and Stockholders’ Equity
Deposits	$11,876,848	$9,657,978
Federal Home Loan Bank advances	3,557,515	4,559,622
Senior notes	198,087	197,924
Accounts payable and accrued liabilities	113,213	108,217
Deferred income taxes	140,467	117,416

Total liabilities	15,886,130	14,641,157

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at both December 31, 2005 and 2004;
outstanding 27,853,783 shares at both December 31, 2005 and 2004	282	282
Additional paid-in capital	93,792	93,792
Accumulated other comprehensive income (loss)	(5,408)	318
Retained earnings	1,136,345	930,051
Treasury stock, at cost, 381,239 shares at both December 31, 2005 and 2004	(16,792)	(16,792)

Total stockholders’ equity	1,208,219	1,007,651

	$17,094,349	$15,648,808

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands, Except Per Share Data)	2005	2004	2005	2004

Interest income
Loans	$205,872	$159,837	$759,877	$540,138
U.S. Treasury and agency securities	5,839	4,589	21,037	20,750
Mortgage-backed securities	3	3	12	12
Other investment securities	228	2,043	8,260	6,810

Total interest income	211,942	166,472	789,186	567,710

Interest expense
Deposits	85,177	44,281	270,062	152,258
Federal Home Loan Bank advances and other borrowings	36,124	28,913	143,230	83,651
Senior notes	3,297	3,295	13,184	6,881
Junior subordinated debentures	-	-	-	7,033

Total interest expense	124,598	76,489	426,476	249,823

Net interest income	87,344	89,983	362,710	317,887
Provision for (reduction of) loan losses	393	(1,553)	2,263	2,895

Net interest income after provision for (reduction of) loan losses	86,951	91,536	360,447	314,992

Other income, net
Loan and deposit related fees	32,723	17,836	110,159	60,539
Real estate and joint ventures held for investment, net	(881)	5,563	6,734	13,902
Secondary marketing activities:
Loan servicing income (loss), net	938	(1,876)	2,059	(19,225)
Net gains on sales of loans and mortgage-backed securities	10,999	22,759	119,961	54,443
Net gains on sales of mortgage servicing rights	-	616	1,000	616
Net gains (losses) on sales of investment securities	-	3,056	28	(16,103)
Litigation award	-	-	1,767	-
Loss on extinguishment of debt	-	-	-	(4,111)
Other	57	76	1,887	1,324

Total other income, net	43,836	48,030	243,595	91,385

Operating expense
Salaries and related costs	37,397	38,448	153,749	148,221
Premises and equipment costs	8,301	8,801	32,271	33,980
Advertising expense	1,610	1,158	6,068	5,525
SAIF insurance premiums and regulatory assessments	984	825	3,795	3,151
Professional fees	596	717	1,208	1,828
Other general and administrative expense	9,621	9,238	36,556	37,061

Total general and administrative expense	58,509	59,187	233,647	229,766
Net operation of real estate acquired in settlement of loans	(172)	17	(96)	(256)

Total operating expense	58,337	59,204	233,551	229,510

Income before income taxes	72,450	80,362	370,491	176,867
Income taxes	30,561	33,943	153,057	69,205

Net income	$41,889	$46,419	$217,434	$107,662

Per share information
Basic	$1.50	$1.67	$7.80	$3.86
Diluted	$1.50	$1.66	$7.80	$3.85
Cash dividends declared and paid	$0.10	$0.10	$0.40	$0.40
Weighted average shares outstanding
Basic	27,853,783	27,853,783	27,853,783	27,919,586
Diluted	27,882,536	27,880,352	27,883,251	27,948,179

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2005	2004	2005	2004

Net income (loss) by business segment
Banking	$43,054	$43,103	$213,883	$99,478
Real estate investment	(1,165)	3,316	3,551	8,184

Total net income	$41,889	$46,419	$217,434	$107,662

Selected financial ratios
Effective interest rate spread	2.13%	2.35%	2.24%	2.34%
Efficiency ratio (a)	44.30	44.69	39.08	57.52
Return on average assets	1.00	1.18	1.31	0.77
Return on average equity	14.09	18.84	19.56	11.37

Asset and liability activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$1,907,435	$1,708,775	$6,600,002	$7,464,930
Residential one-to-four units — subprime	72,819	218,036	481,083	827,517
All other	27,835	141,238	305,639	628,715
Repayments	(1,596,505)	(1,088,690)	(5,716,880)	(4,570,630)

Loans originated for sale portfolio (b)	1,067,861	2,522,101	7,715,200	6,783,718

Loans and mortgage-backed securities sold	(1,097,238)	(3,197,501)	(8,327,799)	(6,886,502)

Increase in loans (including mortgage-backed securities)	477,406	285,404	1,277,831	4,146,268

Increase in assets	528,488	9,344	1,445,541	4,002,828

Increase in deposits	124,612	106,645	2,218,870	1,364,220

Increase (decrease) in borrowings	394,749	(110,944)	(1,001,944)	2,504,524

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
	2005	2005	2004

Capital ratios (Bank only)
Tangible and core	7.64%	7.66%	7.09%
Risk-based	14.93	14.82	13.71

Book value per share	$43.38	$42.06	$36.18

Number of branches including in-store locations	173	172	169

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment and litigation award.
(b) Includes loans purchased.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended December 31,

	2005			2004

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans	$15,633,782	$205,872	5.27%	$14,567,425	$159,837	4.39%
Mortgage-backed securities	281	3	4.27	312	3	3.85
Investment securities (a)	766,808	6,067	3.14	747,709	6,632	3.53

Total interest-earning assets	16,400,871	211,942	5.17	15,315,446	166,472	4.35
Non-interest-earning assets	435,809			399,435

Total assets	$16,836,680			$15,714,881

Transaction accounts:
Non-interest-bearing checking	$845,532	$-	-%	$569,859	$-	-%
Interest-bearing checking (b)	523,134	456	0.35	538,127	499	0.37
Money market	164,673	433	1.04	154,755	409	1.05
Regular passbook	1,899,085	4,973	1.04	3,044,570	8,256	1.08

Total transaction accounts	3,432,424	5,862	0.68	4,307,311	9,164	0.85
Certificates of deposit	8,488,817	79,315	3.71	5,368,624	35,117	2.60

Total deposits	11,921,241	85,177	2.83	9,675,935	44,281	1.82
FHLB advances and other borrowings (c)	3,244,012	36,124	4.42	4,595,267	28,913	2.50
Senior notes (d)	198,069	3,297	6.66	197,909	3,295	6.66

Total deposits and borrowings	15,363,322	124,598	3.22	14,469,111	76,489	2.10
Other liabilities	283,847			260,351
Stockholders’ equity	1,189,511			985,419

Total liabilities and stockholders’ equity	$16,836,680			$15,714,881

Net interest income/interest rate spread		$87,344	1.95%		$89,983	2.25%
Excess of interest-earning assets over deposits and borrowings	$1,037,549			$846,335
Effective interest rate spread			2.13			2.35

	Twelve Months Ended December 31,

Interest-earning assets:
Loans	$15,461,684	$759,877	4.91%	$12,791,590	$540,138	4.22%
Mortgage-backed securities	291	12	4.12	322	12	3.73
Investment securities (a)	762,131	29,297	3.84	770,190	27,560	3.58

Total interest-earning assets	16,224,106	789,186	4.86	13,562,102	567,710	4.19
Non-interest-earning assets	417,013			409,717

Total assets	$16,641,119			$13,971,819

Transaction accounts:
Non-interest-bearing checking	$748,273	$-	-%	$503,432	$-	-%
Interest-bearing checking (b)	530,112	1,886	0.36	537,295	2,007	0.37
Money market	160,550	1,679	1.05	146,806	1,539	1.05
Regular passbook	2,221,129	23,732	1.07	3,528,345	38,458	1.09

Total transaction accounts	3,660,064	27,297	0.75	4,715,878	42,004	0.89
Certificates of deposit	7,335,869	242,765	3.31	4,381,983	110,254	2.52

Total deposits	10,995,933	270,062	2.46	9,097,861	152,258	1.67
FHLB advances and other borrowings (c)	4,087,217	143,230	3.50	3,555,454	83,651	2.35
Senior notes and junior subordinated debentures (d)	198,009	13,184	6.66	172,571	13,914	8.06

Total deposits and borrowings	15,281,159	426,476	2.79	12,825,886	249,823	1.95
Other liabilities	248,316			198,780
Stockholders’ equity	1,111,644			947,153

Total liabilities and stockholders’ equity	$16,641,119			$13,971,819

Net interest income/interest rate spread		$362,710	2.07%		$317,887	2.24%
Excess of interest-earning assets over deposits and borrowings	$942,947			$736,216
Effective interest rate spread			2.24			2.34

(a) Yields for investment securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) Starting in the first quarter of 2004, the impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.
(d) In June 2004, we issued $200 million of 6.5% 10-year senior notes. In July 2004, we redeemed our junior subordinated debentures before their maturity.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2005	2004	2005	2004

Loan and deposit related fees
Loan related fees:
Prepayment fees	$22,904	$8,284	$70,849	$23,608
Other fees	2,088	2,152	8,339	8,542
Deposit related fees:
Automated teller machine fees	2,453	2,387	10,588	9,503
Other fees	5,278	5,013	20,383	18,886

Total loan and deposit related fees	$32,723	$17,836	$110,159	$60,539

Loan servicing income (loss), net
Net cash servicing fees	$1,743	$3,595	$7,091	$20,945
Payoff and curtailment interest cost (a)	(250)	(968)	(1,047)	(5,631)
Amortization of mortgage servicing rights	(1,252)	(2,998)	(5,156)	(17,789)
(Provision for) reduction of impairment of mortgage servicing rights	697	(1,505)	1,171	(16,750)

Total loan servicing income (loss), net	$938	$(1,876)	$2,059	$(19,225)

Net gains (losses) on sales of loans and mortgage-backed securities
Mortgage servicing rights	$1,740	$1,835	$6,424	$31,991
All other components excluding SFAS 133	8,418	25,954	109,925	24,817
SFAS 133	841	(5,030)	3,612	(2,365)

Total net gains on sales of loans and mortgage-backed securities	$10,999	$22,759	$119,961	$54,443

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	0.93%	0.87%	1.40%	0.82%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,917	$99,127	$20,502	$95,183
Additions	1,740	1,835	6,424	31,991
Amortization	(1,252)	(2,998)	(5,156)	(17,789)
Sales	-	(61,663)	(101)	(61,663)
Impairment write-down	(248)	(15,799)	(512)	(27,220)

Gross balance at end of period	21,157	20,502	21,157	20,502

Allowance balance at beginning of period	1,800	16,832	2,538	13,008
Provision for (reduction of) impairment	(697)	1,505	(1,171)	16,750
Impairment write-down	(248)	(15,799)	(512)	(27,220)

Allowance balance at end of period	855	2,538	855	2,538

Total mortgage servicing rights, net	$20,302	$17,964	$20,302	$17,964

As a percentage of associated mortgage loans	0.86%	0.86%	0.86%	0.86%
Estimated fair value (b)	$20,351	$17,968	$20,351	$17,968
Weighted average expected life (in months)	47	53	47	53
Custodial account earnings rate	4.46%	2.69%	4.46%	2.69%
Weighted average discount rate	9.32	9.03	9.32	9.03

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2005	2005	2004

Mortgage loans serviced for others
Total	$5,292,253	$11,444,758	$6,672,984
With capitalized mortgage servicing rights: (b)
Amount	2,362,539	2,310,726	2,100,452
Weighted average interest rate	5.60%	5.57%	5.59%
Total loans sub-serviced without mortgage servicing rights: (c)
Term – less than six months	$123,552	$292,480	$610,263
Term – indefinite	2,785,090	8,818,890	3,931,483

Custodial account balances	$117,451	$326,906	$143,765

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c) Servicing is performed for a fixed fee per loan each month.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2005	2005	2004

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$13,615,779	$12,964,860	$11,509,067
Residential one-to-four units — subprime	1,058,911	1,175,043	1,254,452

Total residential one-to-four units	14,674,690	14,139,903	12,763,519
Residential five or more units	69,531	70,230	96,587
Commercial real estate	28,791	29,023	32,678
Construction	82,379	89,337	67,519
Land	23,630	41,361	25,569
Non-mortgage:
Commercial	3,981	4,223	4,997
Automobile	116	204	858
Other consumer	280,591	306,756	283,798

Total loans held for investment	15,163,709	14,681,037	13,275,525
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	233,891	202,845	183,188
Allowance for losses	(35,915)	(35,998)	(34,714)

Total loans held for investment, net	$15,361,685	$14,847,884	$13,423,999

Loans held for sale
Residential one-to-four units	$459,081	$495,156	$1,122,534
Capitalized basis adjustment (a)	(434)	(121)	(4,059)

Total loans held for sale	$458,647	$495,035	$1,118,475

Residential one-to-four unit loans subject to negative amortization
Held for investment:
Amount	$13,419,322	$12,660,520	$10,463,214
Negative amortization included in the loan balance	133,066	99,043	37,338
Negative amortization as a percentage of the associated loan balance	0.99%	0.78%	0.36%
Held for sale:
Amount	$248,260	$293,995	$849,869
Negative amortization included in the loan balance	13	4	6

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$23,497	$18,373	$20,470
Residential one-to-four units — subprime	10,774	9,018	10,696
Other	42	634	468

Total non-accrual loans	34,313	28,025	31,634
Real estate acquired in settlement of loans	908	2,323	2,555

Total non-performing assets	$35,221	$30,348	$34,189

Non-performing assets as a percentage of total assets	0.21%	0.18%	0.22%

Delinquent loans
30-59 days	$25,122	$20,268	$17,255
60-89 days	7,272	10,596	6,278
90+ days (b)	23,850	15,343	23,415

Total delinquent loans	$56,244	$46,207	$46,948

Delinquencies as a percentage of total loans	0.36%	0.30%	0.33%

(a) Reflected the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
.Note: Certain prior period amounts have been reclassified to conform to the current presentation.
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